Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 113 to Registration Statement No. 002-52322 on Form N-1A of our reports dated June 15, 2011, relating to the financial statements and financial highlights of Fidelity Small Cap Discovery Fund and Fidelity Small Cap Stock Fund, and of our report dated June 16, 2011 relating to the financial statements and financial highlights of Fidelity Large Cap Stock Fund, and of our report dated June 17, 2011 relating to the financial statements and financial highlights of Fidelity Mid-Cap Stock Fund, each a series of Fidelity Commonwealth Trust, appearing in the Annual Report on Form N-CSR of Fidelity Commonwealth Trust for the year ended April 30, 2011, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 24, 2011